EXHIBIT 10.05

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into this 1 day of February, 2024 (the “Effective Date”), by and among T. R. MINING & EQUIPMENT LTD., a Jamaican limited company (“TR Mining”), RONNIE STEFFEY, an individual residing in Jamaica (“Steffey”), RUPERT BOWEN (“Bowen), and SHARON LIVINGSTON (“Livingston”, and with Steffey and Brown, the “TR Mining Shareholders”), AMERICAN RESOURCES CORPORATION, a Florida corporation (“AREC”), and AMERICAN CARBON CORPORATION, an Indiana corporation (“ACC”). Each may each be referred to individually herein as a “Party” and collectively as the “Parties.”

PRELIMINARY STATEMENTS

WHEREAS, ACC desires to acquire, and the TR Mining Shareholders desires to sell, 765,000 shares of common stock of TR Mining from the existing TR Mining Shareholders for the consideration and issuance of shares of ACC; and

WHEREAS, AREC desires to acquire certain feedstock and offtake rights to the reserves and operations of TR Mining.

NOW THEREFORE, in exchange for good and value consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Shares Purchased and Shares Sold. Subject to the terms and conditions of this Agreement, ACC agrees to purchase from the existing TR Mining Shareholders, proportional to their percent ownership in TR Mining, the sum of 765,000 common shares of TR Mining (the “TR Mining Shares”), representing 51.0% of the fully diluted shares outstanding of TR Mining after effecting the purchase. The consideration paid for the TR Mining Shares will be shares of ACC. As of the Effective Date, ACC is a privately held company with 2,500 common shares authorized and 1,874 common shares outstanding. ACC will pay to the TR Mining Shareholders, proportional to their ownership in TR Mining as of the Effective Date, the sum of 112 shares of ACC (the “ACC Shares”), representing approximately 6.00% of the primary shares outstanding of ACC as of the Effective Date and post this share issuance. Furthermore, this number of total ACC Shares will, in turn, will be adjusted to be 1,244,454 shares of ACC immediately effective upon a spin-off and public listing of ACC, still representing 6.00% of the primary shares outstanding of ACC anticipated upon spin-off and public listing (subject to any additional adjustments). Upon spin-off and public listing of ACC, there is expected to be approximately 20,744,454 million shares outstanding (subject to any additional adjustments). The fully diluted capitalization table of TR Mining, before and after the Effective Date, is attached as Exhibit A to this Agreement.

2. Non-registration of Securities. Both the TR Mining Shares and the ACC Shares are not registered under the Securities Act of 1933, as amended, or any state’s securities laws. The Parties are acquiring the respective TR Mining Shares and ACC Shares for its own respective accounts and not with a view to or for distributing or reselling such shares or any part thereof in violation of the Securities Act or any applicable state securities law, and each Party has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the shares in violation of the Securities Act or any applicable state securities law. Each Party is acquiring the shares hereunder in the ordinary course of its business.

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Each the ACC Shares and the TR Mining Shares will bear a restrictive legend in substantially the following form:

The shares evidenced by this certificate have not been registered under either the Securities Act of 1933, as amended, or the securities laws of any state. These securities may not be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred: at any time absent either (A) registration of the transaction under the Securities Act of 1933, as amended, and every other applicable state securities law or (B) the issuer’s receipt of an acceptable opinion of counsel that registration of the transaction under those laws is not required.

3. TR Mining and TR Mining Shareholders Representations and Warranties. TR Mining and the TR Mining Shareholders hereby make the following representations and warranties to both ACC and AREC:

a. Financial Sophistication. TR Mining and the TR Mining Shareholders are sophisticated investors as such term is contemplated by Section 4(a)(2) of the Securities Act of 1933. TR Mining and the TR Mining Shareholders have conducted a due diligence review of all information they deem material and necessary to perform an adequate evaluation of this stock acquisition. Because of knowledge and experience in financial and business matters of ACC, they are able to evaluate the merits, risks, and other factors bearing upon the suitability of the shares as an investment, and have been afforded adequate opportunity to evaluate their proposed investment in light of those factors, financial condition, and investment knowledge and experience of the ACC.

b. No Guarantee or Representation Regarding Performance. TR Mining and the TR Mining Shareholders hereby acknowledges that no representations or guarantees have been made to them or any of their representatives or agents regarding the performance of the aforementioned shares in the public stock market by the ACC, AREC, or any agent, consultant or other representative thereof.

c. Access to Material Information. TR Mining and the TR Mining Shareholders acknowledge that they and/or representatives designated by them have been given reasonable access to, or the furnishing of, all material information prior to the acquisition of the shares herein relating to:

i.	All material books and records of ACC and AREC;

ii.	All material contracts and documents relating to the proposed transaction;

iii.	An opportunity to question the appropriate executive officers or principals of ACC and AREC;

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iv.

Any additional information deemed necessary by TR Mining and the TR Mining Shareholders to evaluate the investment or to verify any information necessary to evaluate the transaction or to verify any information or representation; and

v.

Make such other investigation as to the operations that TR Mining and the TR Mining Shareholders considered appropriate or necessary to evaluate the business and financial affairs and condition of ACC and AREC.

d. Speculative Investment. TR Mining and the TR Mining Shareholders understand that the ACC Shares are a speculative investment and that there are substantial risks incident to an acquisition of said shares. TR Mining and the TR Mining Shareholders each are knowledgeable concerning the business of ACC and AREC and each have carefully considered and understand the risks and other factors affecting the suitability of ACC Shares as an investment for them. TR Mining and the TR Mining Shareholders each acknowledge and understand that there is not presently any established, liquid public or private market for the Shares and there can be no assurances that there will ever be any liquid market for the ACC Shares.

e. Authority of TR Mining. TR Mining and the TR Mining Shareholders have full power and authority to execute and deliver this Agreement and each other document included herein as any Exhibits to this Agreement for which signature is required.

f. Private Transaction. At no time were TR Mining and the TR Mining Shareholders presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article or television advertisement or any other form of general advertising regarding AREC or ACC.

g. Tax Consequences. At no time were any representations or warranties made to TR Mining and the TR Mining Shareholders, or any of their representatives or agents by ACC and AREC, or any officer, director, agent or representative thereof regarding the tax consequences, if any, arising from the consummation of the transaction and execution of the Agreement. TR Mining and the TR Mining Shareholders acknowledge and agree that they have engaged in all due diligence and investigation they deem necessary and appropriate regarding all tax issues and consequences related to the execution and performance of the terms of the Agreement.

h. Restricted Status of Securities; Volume Limitations. TR Mining and the TR Mining Shareholders each acknowledge and agree that the ACC Shares issued to them are “restricted securities” as such term is defined in United States Securities and Exchange Commission (“SEC”) Rule 144. TR Mining and the TR Mining Shareholders further acknowledge and agree that the ACC Shares may not be sold in a public transaction unless the ACC Shares are subsequently the subject of a registration statement declared effective by the SEC and or, pursuant to SEC Rule 144 after the expiration of one year from the date that the Company is no longer deemed a “shell company”, as described in SEC Rule 144(i) and the Company has otherwise complied with the requirements of SEC Rule 144(i)(2). TR Mining and the TR Mining Shareholders further acknowledge and agree that should the ACC Shares be available for sale under an effective registration statement or pursuant to SEC Rule 144, the holders of the ACC Shares will be limited to a sale of no more than one percent (1.0%) of the daily trading volume of the publicly traded market for ACC (should a publicly traded market be established), averaged over the past sixty days. The provisions under this Section 3(h) will be binding on all transferees and assignees of the ACC Shares.

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i. Reset Provision. TR Mining has previously commissioned a reserve study by Geological and Geographical Solutions, dated 2019 (the “Reserve Study”), which estimates the total probable reserve at 213 Mt (million metric tons), with that comprising Iron Ore, Magnetite, and heavier black minerals found within the Special Exclusive Prospecting License No. 611 (the “SEPL) to be a minimum of 106 Mt (the “Iron Ore and Magnetite Reserve”, and all other products other than Iron Ore and Magnetite being the “Other Mineral Reserve”). Should TR Mining loose its rights or ownership to the SEPL, the lease(s) within the SEPL, any permit(s) or license(s) of the reserves within the SEPL (now or in the future), not be able to obtain a mining license for substantially the same reserve, should the reserve be un-mineable or uneconomical, or should the reserve estimates in the Reserve Study be adjusted downward by greater than 30.0% of the Reserve Study, then the TR Mining Shareholders must, immediately and without notice, each return 90.0% of the ACC Shares received by each of the TR Mining Shareholders. The reset provision rights under this Section 3(i) will expire three years after the Effective Date. Concurrent with the Effective Date, as a condition to entering into this Agreement, and prior to the issuance of any of the ACC Shares to any TR Mining Shareholder, each TR Mining Shareholder will execute a limited power of attorney, attached as Exhibit B hereto, that may be used by ACC to effect any share resets under this Section.

4. ACC and AREC Representations and Warranties. ACC and AREC hereby makes the following representations and warranties to TR Mining:

a. Financial Sophistication. ACC and AREC are sophisticated investors as such term is contemplated by Section 4(a)(2) of the Securities Act of 1933. ACC and AREC have conducted a due diligence review of all information they deem material and necessary to an adequate evaluation of this stock acquisition. Because of knowledge and experience in financial and business matters TR Mining, they are able to evaluate the merits, risks, and other factors bearing upon the suitability of the shares as an investment and have been afforded adequate opportunity to evaluate their proposed investment in light of those factors, financial condition, and investment knowledge and experience of the TR Mining.

b. No Guarantee or Representation Regarding Performance. AREC and ACC hereby acknowledges that no representations or guarantees have been made to them or any of their representatives or agents regarding the performance of the aforementioned shares in the private market.

c. Access to Material Information. AREC and ACC acknowledge that they and/or representatives designated by them have been given reasonable access to, or the furnishing of, all material information prior to the acquisition of the shares herein relating to:

i.	All material books and records of TR Mining;

ii.	All material contracts and documents relating to the proposed transaction;

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iii.	An opportunity to question the appropriate executive officers or principals of TR Mining;

iv.

Any additional information deemed necessary by AREC and ACC to evaluate the investment or to verify any information necessary to evaluate the transaction or to verify any information or representation; and

v.	Make such other investigation as the operations that AREC and ACC considered appropriate or necessary to evaluate the business and financial affairs and condition of TR Mining.

d. Speculative Investment. AREC and ACC understand that the TR Mining Shares are a speculative investment and that there are substantial risks incident to an acquisition of said shares. AREC and ACC are knowledgeable concerning the business of TR Mining and have carefully considered and understand the risks and other factors affecting the suitability of the TR Mining Shares as an investment for them. AREC and ACC acknowledge and understand that there is not presently any established, liquid public or private market for the Shares and there can be no assurances that there will ever be any liquid market for the TR Mining Shares.

e. Authority of AREC and ACC. AREC and ACC have full power and authority to execute and deliver this Agreement and each other document included herein as any Exhibits to this Agreement for which signature is required.

f. Private Transaction. At no time were AREC or ACC presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article or television advertisement or any other form of general advertising regarding TR Mining.

g. Tax Consequences. At no time were any representations or warranties made to TR Mining and its shareholders, or any of their representatives or agents by ACC and AREC, or any officer, director, agent or representative thereof regarding the tax consequences, if any, arising from the consummation of the transaction and execution of the Agreement. AREC and ACC acknowledge and agree that they have engaged in all due diligence and investigation they deem necessary and appropriate regarding all tax issues and consequences related to the execution and performance of the terms of the Agreement.

h. Restricted Status of Securities; Volume Limitations. AREC and ACC acknowledge and agree that the TR Mining Shares issued to them are “restricted securities” as such term is defined in United States Securities and Exchange Commission (“SEC”) Rule 144. AREC and ACC further acknowledge and agree that the TR Mining Shares may not be sold in a public transaction unless the TR Mining Shares are subsequently the subject of a registration statement declared effective by the SEC and or, pursuant to SEC Rule 144 after the expiration of one year from the date that the Company is no longer deemed a “shell company”, as described in SEC Rule 144(i) and the Company has otherwise complied with the requirements of SEC Rule 144(i)(2).

5. Jurisdiction and Venue. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of state of Indiana without regard to any statutory or common-law provision pertaining to conflicts of laws. The Parties agree that courts of competent jurisdiction in Hamilton County, Indiana, shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of this Agreement. The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Indiana. The Parties further agree that the mailing of any process shall constitute valid and lawful process against such Party. The Parties waive any claim that they may have that any of the foregoing courts is an inconvenient forum.

6. Obligations of TR Mining.

a. Board Representation. For as long as any ACC owns at least 10% of the shares outstanding of TR Mining, the Board of Directors of TR Mining shall consist of three individuals, of which two shall be appointees of ACC and one shall be an appointee of TR Mining.

b. Offtake and Right to Purchase Product(s). ACC, or its assignees, will have, in perpetuity, purchase rights to all of the Iron Ore and Magnetite Reserve from the Reserve at a purchase price from TR Mining (or any successor to the SEPL, a mining permit, or operator of a mining permit) that is the lower of: (i) cost of extraction (plus any ancillary costs related to that extraction) plus 15% of that cost, or (ii) the market price for the feedstock based on an agreed-to index for similar products or materials.. Furthermore, AREC, or its assignees, will have, in perpetuity, purchase rights to all of the Other Mineral Reserve products from the Reserve at a purchase price from TR Mining (or any successor to the SEPL, a mining permit, or operator of a mining permit) that is the lower of: (i) cost of extraction (plus any ancillary costs related to that extraction) plus 15% of that cost, or (ii) the market price for the feedstock based on an agreed-to index for similar products or materials. AREC, ACC, and their respective agents shall have the right, upon three (3) business days prior written notice, during normal business hours, to audit, copy, and inspect all relevant financial, land, production, sales, and other books and records of TR Mining, and to inspect and observe any operations related to TR Mining, directly or indirectly, in order to confirm full and complete compliance with the provisions of this Agreement

7. Miscellaneous Provisions

a. Notices. Any notice required or provided for in this Agreement to be given to any Party shall be mailed certified mail, return receipt requested, or hand delivered, to the Party at the following addresses:

For AREC and ACC:

12115 Visionary Way, Suite 174

Fishers, IN 46038

For TR Mining, Steffey, Bowen, and Livingston:

Minard Hill District

Browns P.O., St. Ann, Jamaica

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b. Indemnification. TR Mining and the TR Mining Shareholders will each, jointly and severally, indemnify and hold AREC and ACC, and its respective directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title, each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by TR Mining or the TR Mining Shareholders in this Agreement. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify TR Mining in writing, and TR Mining shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party. TR Mining will not be liable to any Indemnified Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement.

c. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

d. Construction. The section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.\

e. Entire Agreement. This Agreement contains the entire understanding among the Parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

f. Amendments. Any amendments to this Agreement shall be in writing signed by all Parties.

g. Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

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h. Waiver. No consent or waiver, expressed or implied, by a Party of any breach or default by any other Party in the performance by that other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of another Party or to declare that other Party in default, irrespective of how long such failure continues, shall not constitute a waiver of such Party of its rights hereunder.

i. Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes. Signatures may be exchanged between the parties as electronic signatures (including, but not limited, DocuSign), PDF copies attached to emails, facsimile copies or any by other means of delivery utilized by the Parties. All such signatures shall be deemed originals and enforceable against the Party delivering such signature on this Agreement.

j. Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall be continuing and shall survive the date of this Agreement.

k. Time Is of The Essence. The Parties agree that time is of the essence regarding the execution of this Agreement.

l. Concurrent Closing. The closing of this Agreement shall only occur concurrently with the closing of the Senior Secured Promissory Note and Royalty Purchase Agreement between TR Mining, Ready Sand and Gravel Quarry Ltd. (a Jamaican limited company), and Royalty Management Corporation (and Indiana corporation), dated as of the same as the Effective Date.

m. No Tax Advice or Representations. Each Party has consulted with their own tax advisors as to the tax effects of the transactions under this Agreement and understands the potential tax effects. No Party has made any representations to the other Party as to tax advice or tax consequences of this Agreement.

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                IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below.

TR MINING:	AREC:
T. R. MINING & EQUIPMENT LTD.	AMERICAN RESOURCES CORPORATION

By: ________________________	By: ________________________
Name: ______________________	Name: ______________________
Title: _______________________	Title: _______________________

ACC:	STEFFEY:
AMERICAN CARBON CORPORATION	RONNIE STEFFEY

By: ________________________	By: ________________________
Name: ______________________
Title: _______________________

BOWEN:	LIVINGSTON:
RUPERTY BOWEN	SHARON LIVINGSTON

By: ________________________	By: ________________________

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Exhibit A:

TR Mining Capitalization Table

Note: the numbers above are on a fully-diluted basis for TR Mining and are subject to final capitalization of ACC upon a spin-off, to which the ACC Shares will be proportionally adjusted to reflect 6.00% ownership of the primary shares outstanding upon spin-off.

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